UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 13, 2011 (September 9, 2011)

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12138	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 9, 2011, New England Realty Associates Limited Partnership (the “Partnership”) received a notification letter from the Corporate Compliance Department of the NYSE Amex Exchange (the “NYSE Amex”) indicating that as of June 30, 2011 the Partnership is not in compliance with the minimum stockholders’ equity requirement for continued listing of the Partnership’s Depositary Receipts on the NYSE Amex as set forth in Section 1003(a)(i) of the NYSE Amex Company Guide (the “Company Guide”), which requires the Partnership to have a minimum stockholders’ equity of at least $2 million or net profits and profits from continuing operations in two out of the three most recent fiscal years.  The Partnership acknowledges that as of June 30, 2011, it is no longer in compliance with Section 1003(a)(i) of the Company Guide.  The NYSE Amex notification letter has no immediate effect on the listing or trading of the Partnership’s Depositary Receipts on the NYSE Amex, nor will it have any effect on the Partnership’s financial condition or results of operations.  Due to its unique capital structure as a public limited partnership with exchange listed Depositary Receipts, the Partnership does not believe that stockholders’ equity is a financial measure indicative of any financial condition or results of operations of the Partnership.

The Partnership has been given 30 calendar days, or until October 10, 2011, to submit to the NYSE Amex a plan of compliance (the “Compliance Plan”) addressing how the Partnership intends to regain compliance with Section 1003(a)(i) of the Company Guide within the next 18 months, or by March 11, 2013.  If the Corporate Compliance Department of the NYSE Amex determines that the Compliance Plan does not reasonably demonstrate the Partnership’s ability to regain compliance with Section 1003(a)(i) of the Company Guide, or if the Partnership otherwise fails to make progress consistent with the Compliance Plan, then the Corporate Compliance Department of the NYSE Amex will provide written notice that the Partnership’s Depositary Receipts are subject to delisting from the NYSE Amex.  At that time, the Partnership will be permitted to appeal the determination of the Corporate Compliance Department to a Listing Qualifications Panel.

The Partnership intends to submit a Compliance Plan to the Corporate Compliance Department of the NYSE Amex within the time period requested and anticipates that the Partnership will regain compliance with Section 1003(a)(i) of the Company Guide within the next 12 to 15 months.

A copy of the Partnership’s press release announcing receipt of the notification letter from the Corporate Compliance Department of the NYSE Amex, as required by Section 402 of the Company Guide, is filed herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

No.	Exhibit

99.1	Press Release of New England Realty Associates Limited Partnership dated September 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES

LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Ronald Brown

Ronald Brown, its President

Date September 13, 2011

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release of New England Realty Associates Limited Partnership dated September 13, 2011.